               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                 Date of Report:  March 5, 1997
       Date of Earliest Event Reported:  February 24, 1997



                      TELE-COMMUNICATIONS, INC.
    -------------------------------------------------------
     (Exact name of Registrant as specified in its charter)


                         State of Delaware
            ---------------------------------------
         (State or other jurisdiction of incorporation)


        0-20421                                84-1260157
-----------------------         ----------------------------------
(Commission File Number)        (I.R.S. Employer Identification No.)


        5619 DTC Parkway
      Englewood, Colorado                             80111
---------------------------------------         -----------------
(Address of principal executive offices)            (Zip Code)


 Registrant's telephone number, including area code: (303) 267-5500


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Item 5.  Other Events.
------   ------------

     James Dalton, et al. v. Tele-Communications, Inc., et al. On
     ---------------------------------------------------------
     February 24, 1997, James Dalton, et al. filed suit in District Court for Arapahoe County, Colorado, Case No. 97-CV421, against Tele-Communications, Inc. ("TCI") and certain officers of TCI. Plaintiffs filed this action under the Colorado Securities Act and Colorado common law on behalf of all persons who purchased TCI securities from January 10, 1996 through October 24, 1996 ("the class period").
     Plaintiffs claim, in part,  that   the  defendants  made  false
     and misleading statements during the class period concerning TCI's revenue and cash flow growth, subscriber growth, and expansion and diversification into a multi-business platform; and that TCI failed to disclose the performance of its various operations. Plaintiffs claim further, in part, that TCI's cash flow growth was weak and below levels necessary to fund a multi-business diversification program and that TCI was competitively disadvantaged and would likely be threatened
     by  adverse  conditions impacting its business.   Plaintiffs
     are seeking nationwide class certification and claim that the amount in controversy is less than $75,000 per named plaintiff, exclusive of interest and costs. TCI intends to
     defend such  claims vigorously.   Based  upon  the facts
     available, management believes that, although no assurances can be given as to the outcome of this action, the ultimate disposition should not have a material adverse effect upon the financial condition of the Company.

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                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:     March 5, 1997



                                   TELE-COMMUNICATIONS, INC.
                                   (Registrant)



                                   By:/s/ Stephen M. Brett
                                      ------------------------------
                                       Stephen M. Brett
                                         Executive Vice President